         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                             ---------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             BANK ONE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     31-1597175                 6712
(State or other jurisdiction       (I.R.S. Employer         (Primary Standard
of incorporation or organization) Identification No.) Industrial Classification
                                                            Code Number)

                            ---------------------
                           ONE FIRST NATIONAL PLAZA
                               CHICAGO, IL 60670
                                (312) 732-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ---------------------
                  ROBERT A. ROSHOLT, CHIEF FINANCIAL OFFICER
                             BANK ONE CORPORATION
                  ONE FIRST NATIONAL PLAZA, CHICAGO, IL 60670
                                (312) 732-3209
           (Name, address, including zip code, and telephone number,
            including area code, of registrant's agent for service)

                                  COPIES TO:

 LAURENCE GOLDMAN, ESQ.     CRAIG M. WASSERMAN, ESQ.         B. ROBBINS KIESSLING, ESQ.
 BANK ONE CORPORATION       WACHTELL, LIPTON, ROSEN & KATZ   CRAVATH, SWAINE & MOORE
 ONE FIRST NATIONAL PLAZA   51 WEST 52ND STREET              WORLDWIDE PLAZA, 825 EIGHTH AVENUE
 CHICAGO, ILLINOIS  60670   NEW YORK, NY  10019              NEW YORK, NEW YORK 10019
 (312) 732-3565             (212) 403-1000                   (212) 474-1000

                             ---------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                             ---------------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                                 PROPOSED
                                                                                                 MAXIMUM
                                                                     PROPOSED MAXIMUM           AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO              AMOUNT           OFFERING PRICE PER            OFFERING           REGISTRATION
        BE REGISTERED                        TO BE REGISTERED             SHARE                 PRICE (1)              FEE (1)
------------------------------------         ----------------      ------------------           ---------           ------------
Common Stock, par value $.01 per share        891,000 shares              N/A                   $35,640,000           $10,514

(1) In accordance with Rule 457(c), the aggregate offering price and registration fee for the 891,000 shares of Common Stock is based on the average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange, Inc. Composite Transactions Tape on October 5, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                SUBJECT TO COMPLETION, DATED OCTOBER 7, 1998

The information in this prospectus is not complete, and it may change. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The selling stockholder cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.


          PROSPECTUS                            BANK ONE CORPORATION
         891,000 SHARES                        One First National Plaza
          COMMON STOCK                          Chicago, Illinois 60670
     PAR VALUE $.01 PER SHARE                       (312) 732-4000


                                891,000 SHARES
                             BANK ONE CORPORATION
                                 COMMON STOCK

                                 ____________

     This Prospectus covers the sale of up to 891,000 shares of BANK ONE common stock.

     BANK ONE common stock is listed on the New York Stock Exchange under the
symbol "ONE".  On October    , 1998, the last reported sale price of the common
stock on the NYSE was $     per share.

                                 ____________

     Credit Suisse First Boston Corporation, a stockholder of BANK ONE, is offering these shares for sale. BANK ONE will receive none of the proceeds of the sale of these shares.

                                 ____________

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                 ____________


                The date of this Prospectus is October   , 1998

We have not authorized anyone (including any salesman or broker) to give oral or written information about this offering that is different from the information included in this prospectus or that is not included in this prospectus.


                             ____________________

                               TABLE OF CONTENTS


         Where You Can Find More Information.........................  1
         Forward-Looking Statements..................................  4
         About BANK ONE CORPORATION..................................  5
         Use of Proceeds.............................................  5
         Selling Stockholder.........................................  6
         Plan of Distribution........................................  6
         Legal Matters...............................................  8
         Experts.....................................................  8


                             ____________________

                              [LOGO APPEARS HERE]

                                891,000 SHARES

                                 COMMON STOCK

                          (PAR VALUE $.01 PER SHARE)

                             ____________________

                      WHERE YOU CAN FIND MORE INFORMATION

          Federal securities law requires BANK ONE to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, BANK ONE files, and its predecessors, BANC ONE CORPORATION and First Chicago NBD Corporation filed, annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the
Commission:

          . New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048

          . Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661


          You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like BANK ONE, file information electronically with the Commission. You can also inspect information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The Commission allows BANK ONE to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information we've included in this prospectus. We incorporate by reference the documents listed below. On October 2, 1998, BANC ONE CORPORATION and First Chicago NBD Corporation merged into BANK ONE, which did not conduct any substantial business prior to the merger; the documents we list below were filed by us or by one of our predecessor companies. We also incorporate by reference any future filings BANK ONE makes with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of the shares or until the offering of the shares is otherwise ended. This prospectus is part of a registration statement that we filed with the Commission
(Registration No. 333-        ).

BANK ONE SEC FILINGS                                       PERIOD
--------------------                                       ------
Current Reports on Form 8-K.........................       Dated:
                                                               .  October 2, 1998
                                                               .  October 6, 1998

Registration Statement on Form S-4 (Registration No.
333-60313)..........................................       Dated: July 31, 1998

The description of BANK ONE Common Stock set forth in the Current Report on Form 8-K dated October 2,
1998, including any amendment or report filed with the Commission for the purpose of updating such description

BANC ONE SEC FILINGS                                       PERIOD
--------------------                                       ------

Annual Report on Form 10-K.........................        Year ended December 31, 1997

Quarterly Reports on Form 10-Q.....................        Quarters ended March 31, 1998, and June 30, 1998
                                                           (as amended by the Form 10-Q/A filed August 14, 1998).

Current Reports on Form 8-K........................        Dated:
                                                               .  January 26, 1998
                                                               .  April 14, 1998, as amended by the Form 8-K/A filed
                                                                  April 21, 1998,amended by the Form 8-K/A filed May 19, 1998, as amended by the Form 8-K/A filed August 17, 1998
                                                               .  April 22, 1998
                                                               .  July 21, 1998
                                                               .  July 22, 1998
                                                               .  July 24, 1998, as amended by the Form 8-K filed August 11, 1998
                                                               .  July 24, 1998
                                                               .  August 28, 1998
                                                               .  September 11, 1998
                                                               .  September 17, 1998

FIRST CHICAGO NBD SEC FILINGS                              PERIOD
-----------------------------                              ------

Annual Report on Form 10-K.........................        Year ended December 31, 1997

Quarterly Reports on Form 10-Q.....................        Quarters ended March 31, 1998, and June 30, 1998

Current Reports on Form 8-K........................        Dated:
                                                               .  January 16, 1998
                                                               .  February 17, 1998
                                                               .  April 10, 1998
                                                               .  April 13, 1998
                                                               .  April 21, 1998
                                                               .  May 19, 1998
                                                               .  July 13, 1998
                                                               .  August 17, 1998
                                                               .  September 11, 1998
                                                               .  September 15, 1998

          You can request a free copy of these filings by writing or calling us at the following address:

                              Investor Relations
                             BANK ONE CORPORATION
                           One First National Plaza
                            Chicago, Illinois 60670
                                (312) 732-4812

          You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information or additional information. The selling stockholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                          FORWARD-LOOKING STATEMENTS

          This Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of BANK ONE and its predecessors, BANC ONE and First Chicago NBD, as well as certain information relating to the merger of BANC ONE and First Chicago NBD to form BANK ONE, including, without limitation, statements relating to the cost savings, revenue enhancement and restructuring charges estimated to result from the merger and statements preceded by, followed by or that included the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:
(a) expected cost savings and revenue enhancements from the merger may not be fully realized or realized within the expected time frame; (b) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of BANC ONE and First Chicago NBD may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which BANK ONE is doing business, may be less favorable than expected resulting in, among others things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which BANK ONE is engaged; (h) technological changes (including the costs of remediating or failing to remediate "Year 2000" and "Euro" data systems compliance issues, including those of BANK ONE and those of other persons by whom BANK ONE's business may be affected) may be more difficult or expensive than anticipated; and (i) changes may occur in the securities and capital markets.

                          ABOUT BANK ONE CORPORATION

          Unless the context otherwise requires, all references to BANK ONE include BANK ONE CORPORATION and our consolidated subsidiaries.

          BANK ONE is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). BANK ONE is the successor to the businesses of BANC ONE CORPORATION ("BANC ONE") and First Chicago NBD Corporation ("FCN") pursuant to the merger of BANC ONE and FCN into BANK ONE, which merger was consummated on October 2, 1998.

          Through its bank subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. As of October 2, 1998, BANK ONE operated banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

          BANK ONE is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries. Accordingly, the right of BANK ONE, and therefore the right of BANK ONE's creditors and stockholders, to participate in any distribution of the assets or earnings of such affiliate or subsidiary is necessarily subject to the prior claims of creditors of such affiliate or subsidiary except to the extent that claims of BANK ONE in its capacity as a creditor may be recognized. The principal sources of BANK ONE's revenues are dividends, interest on loans and fees from such affiliates and subsidiaries. Applicable federal law restricts the ability of certain of such affiliates and subsidiaries to pay dividends to BANK ONE.

          As of June 30, 1998, on a pro forma basis, BANK ONE had assets of $244 billion, deposits of $154 billion and stockholders' equity of $19 billion.

          BANK ONE is a Delaware corporation and its principal executive office is located at One First National Plaza, Chicago Illinois, 60670 and its telephone number is (312) 732-4000.

                                USE OF PROCEEDS

          All of the shares of the common stock, par value $.01 per share, of BANK ONE (the "Shares") offered hereby are being sold by Credit Suisse First Boston Corporation (the "Selling Stockholder"). BANK ONE will not receive any of the proceeds from the sale of the Shares. BANK ONE will pay certain expenses relating to this offering, estimated to be approximately $40,000. See "Selling Stockholder."

                              SELLING STOCKHOLDER

          Prior to consummation of the Merger, FCN sold 550,000 shares of its common stock, par value $1.00 per share ("FCN Common Stock"), to the Selling Stockholder in a transaction (the "Private Placement") exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). At consummation of the Merger, the 550,000 shares of FCN Common Stock sold in the Private Placement were converted into the right to receive the 891,000 Shares based on the 1.62 exchange ratio in the Merger.

          As of October   , 1998, the Selling Stockholder owned        shares of
BANK ONE Common Stock, including the Shares. Before and after the offering, the Selling Stockholder will beneficially own less than 1% of the outstanding shares of BANK ONE Common Stock. The Selling Stockholder has not held any position or office or, except for investment banking services provided in the ordinary course of the Selling Stockholder's business, had any material relationship with BANK ONE or its affiliates or predecessors within the past three years other than as a result of the ownership of FCN Common Stock and BANK ONE Common Stock. There can be no assurance that the Selling Stockholder will sell all or any of the Shares offered hereunder.

                             PLAN OF DISTRIBUTION

          All or part of the Shares may be offered by the Selling Stockholder from time to time in transactions on the New York Stock Exchange, Inc. (the "NYSE"), in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. For purposes of this Prospectus, the term "Selling Stockholder" includes donees, transferees, pledgees or other successors in interest of or to the Selling Stockholder that receive the Shares as a gift, partnership distribution or other non-sale related transfer. The Selling Stockholder will act independently of BANK ONE in making decisions with respect to the timing, manner and size of each sale. The methods by which the Shares may be sold or distributed may include, but are not limited to, the following:

          (a) a cross or block trade in which the broker or dealer engaged by the Selling Stockholder will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

          (c) an exchange distribution in accordance with the rules of such exchange;

          (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          (e)  privately negotiated transactions;

          (f) short sales or borrowings, returns and reborrowings of the Shares pursuant to stock loan agreements to settle short sales;

          (g) delivery in connection with the issuance of securities by issuers, other than BANK ONE, that are exchangeable for (whether on an optional or mandatory basis), or payable in, such shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such shares may be distributed; and

          (h)  a combination of any such methods of sale or distribution.

          In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the Selling Stockholder or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholder may also sell the Shares in accordance with Rule 144 under the Securities Act or pursuant to other exemptions from registration under the Securities Act.

          If the Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a Prospectus Supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Shares specified in such Prospectus Supplement if any such Shares are purchased. This Prospectus also may be used by brokers who borrow the Shares to settle short sales of shares of BANK ONE Common Stock and who wish to offer and sell such Shares under circumstances requiring use of the Prospectus or making use of the Prospectus desirable.

          From time to time the Selling Stockholder may engage in short sales, short sales against the box, puts, calls and other transactions in securities of BANK ONE, or derivatives thereof, and may sell and deliver the Shares in connection therewith.

          None of the proceeds from the sales of the Shares by the Selling Stockholder will be received by BANK ONE. BANK ONE will bear certain expenses in connection with the registration of the Shares being offered by the Selling Stockholder, including all costs incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

          The Selling Stockholder, and any broker-dealer who acts in connection with the sale of Shares hereunder, may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. BANK ONE has agreed to indemnify the Selling Stockholder, any underwriters and certain other participants in an underwriting or distribution of the Shares and their directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

          The validity of the Common Stock offered hereby will be passed upon for BANK ONE by its General Counsel, Sherman I. Goldberg, Esq. As of October 2, 1998, Mr. Goldberg beneficially owned 407,653 shares of BANK ONE Common Stock and 217,417 options to purchase additional shares of BANK ONE Common Stock.

                                    EXPERTS

          The consolidated financial statements of BANC ONE and its subsidiaries incorporated in this Prospectus by reference to the BANC ONE Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report dated February 12, 1998 accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, given on the authority of said firm as expert in auditing and accounting.

          The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.

          The supplemental consolidated financial statements of BANK ONE appearing in the Current Report on Form 8-K dated October 6, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission registration fee are estimated.

ITEM                                                      AMOUNT
----                                                      ------
Registration fee.........................................  $10,514
Blue Sky fees and expenses...............................  N/A
Printing and engraving expenses..........................  $10,000
Legal fees and expenses..................................  $10,000
Accounting fees and expenses.............................  $ 5,000
Transfer Agent and Registrar fees........................  NONE
Miscellaneous............................................  $ 4,500
      Total..............................................  $40,014

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

          The Registrant's Certificate of Incorporation, as amended (the "Certificate"), provides that the Registrant will indemnify each director, officer, employee or agent of the Registrant or any individual serving in such a capacity with another business entity at the Registrant's request (an "Indemnitee") to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. The Registrant's Certificate also authorizes the Registrant to enter into agreements with any person providing for indemnification greater or different than that provided therein. The Registrant's Certificate provides that expenses incurred by a director, officer or employee in defending an action suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Registrant. The Registrant's Certificate and the Delaware Law also provide that the indemnification provisions of the Registrant's Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a)  Exhibits

     The following Exhibits are filed herewith or incorporated herein by reference:

      3.1   Certificate of Incorporation of the Company, as amended.

      3.2   Bylaws of the Company.

      5.1   Opinion of Sherman I. Goldberg, Esq.

     23.1   Consent of PricewaterhouseCoopers LLP.

     23.2   Consent of Arthur Andersen LLP.

     23.3   Consent of Arthur Andersen LLP.

     23.4   Consent of Sherman I. Goldberg (contained in Exhibit 5.1).

     24.1   Power of Attorney.

          (b)  Financial Statement Schedules

     Either not applicable or shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Regitration Fee" table in the effective Registration Statement); and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (5) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the By-laws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on October 7, 1998.

                                   BANK ONE CORPORATION
                                   (Registrant)


                               By  /s/ M. Eileen Kennedy
                                   ------------------------------------------
                                           M. Eileen Kennedy
                                               Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1998.

     Signature                            Title
     ---------                            -----


/s/ John H. Bryan *                       Director
-----------------------------------
John H. Bryan


 /s/ Siegfried Buschmann *                Director
-----------------------------------
Siegfried Buschmann


/s/ James S. Crown *                      Director
-----------------------------------
James S. Crown


/s/ Bennett Dorrance *                    Director
-----------------------------------
Bennett Dorrance


/s/ Dr. Maureen A. Fay, O.P. *            Director
-----------------------------------
Dr. Maureen A. Fay, O.P.


/s/ John R. Hall *                        Director
-----------------------------------
John R. Hall

 /s/ Verne G. Istock *                Director
-----------------------------------
Verne G. Istock


/s/ Laban P. Jackson, Jr. *           Director
-----------------------------------
Laban P. Jackson, Jr.


/s/John W. Kessler *                  Director
-----------------------------------
John W. Kessler


/s/ Richard J. Lehmann *              Director
-----------------------------------
Richard J. Lehmann


 /s/ William G. Lowrie *              Director
-----------------------------------
William G. Lowrie


/s/ Richard A. Manoogian *            Director
-----------------------------------
Richard A. Manoogian


/s/ William T. McCormick *            Director
-----------------------------------
William T. McCormick


/s/ John B. McCoy *                   Director and Principal Executive Officer
-----------------------------------
John B. McCoy


 /s/ Thomas E. Reilly, Jr. *          Director
-----------------------------------
Thomas E. Reilly, Jr.


/s/ John W. Rogers, Jr. *             Director
-----------------------------------
John W. Rogers, Jr.


/s/ Thekla R. Shackelford *           Director
-----------------------------------
Thekla R. Shackelford


/s/ Alex Shumate *                    Director
-----------------------------------
Alex Shumate

 /s/ Frederick P. Stratton, Jr. *            Director
-------------------------------------
Frederick P. Stratton, Jr.


 /s/ John C. Tolleson *                      Director
-------------------------------------
John C. Tolleson


 /s/ David J. Vitale *                       Director
-------------------------------------
David J. Vitale


/s/ Robert D. Walter *                       Director
-------------------------------------
Robert D. Walter


/s/ William J. Roberts *                     Principal Accounting Officer
-------------------------------------
William J. Roberts


/s/ Robert A. Rosholt *                      Principal Financial Officer
-------------------------------------
Robert A. Rosholt

* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.

                                    /s/ M. Eileen Kennedy
                                    --------------------------
                                    M. Eileen Kennedy
                                    Attorney-in-Fact

INDEX TO EXHIBITS
 EXHIBIT
NUMBER                       EXHIBIT
-------                      -------

3.1     Certificate of Incorporation of the Company, as amended.

3.2     Bylaws of the Company.

5.1     Opinion of Sherman I. Goldberg, Esq.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Arthur Andersen LLP.

23.3    Consent of Arthur Andersen LLP.

23.4    Consent of Sherman I. Goldberg (contained in Exhibit 5.1).

24.1    Power of Attorney.